UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 22, 2009

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02.       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01        REGULATION FD DISCLOSURE

          On January 22, 2009, the Company issued a press release announcing the passage of expanded gaming and increased wager limits in Central City, CO.  A copy of the press release is attached hereto.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

99.1	Press Release dated January 22, 2009.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc. (Registrant)

Dated: January 22, 2009	___/s/ Clifford L. Neuman Clifford L. Neuman, President

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